As filed with the Securities and Exchange Commission on May 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	95-6881527 (I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 39th Floor

New York, New York 10036
(Address of principal executive offices)

Safehold Inc. 2009 Amended and Restated Long-Term Incentive Plan
(full title of the plan)

Jay Sugarman
Chief Executive Officer

Safehold Inc.
1114 Avenue of the Americas, 39th Floor
New York, New York 10036
(212) 930-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Julian T.H. Kleindorfer, Esq.

Lewis W. Kneib, Esq.

Alexa M. Berlin, Esq.

Latham & Watkins LLP

10250 Constellation Boulevard, Suite 1100

Los Angeles, CA 90067

(424) 653-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

On March 31, 2023, Safehold Inc. (“Old Safehold”) merged with and into iStar Inc. (“iStar”), at which time Old Safehold ceased to exist, and iStar continued as the surviving corporation and changed its name to “Safehold Inc.”

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Safehold Inc. (formerly known as iStar Inc. and referred to herein as “our,” “we” or “us”) relating to an additional 3,000,000 shares of Common Stock issuable to our eligible officers, key employees, directors and advisors under the Safehold Inc. Amended and Restated 2009 Long-Term Incentive Plan (the “Plan”).

These shares being registered pursuant to this Registration Statement are the same class as other securities for which earlier Registration Statements on Form S-8 (File Nos. 333-279872, 333-275899, 333-259173 and 333-183465) (together, the “Prior Registration Statements”) were filed by us with the Securities and Exchange Commission (the “Commission”) on May 31, 2024, December 5, 2023, August 30, 2021 and August 21, 2012, respectively.

In accordance with General Instruction E of Form S-8, this Registration Statement incorporates by reference and makes a part hereof the contents of the Prior Registration Statements to the extent not modified or superseded hereby or by any subsequently filed document incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

We are not filing or including in this Registration Statement the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 12, 2026;
(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the Commission on May 1, 2026;
(c)	Our Current Reports on Form 8-K filed with the Commission on February 11, 2026 (Film No. 26620907), March 25, 2026, April 30, 2026 (Film No. 26925371) and May 15, 2026;
(d)	Our Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders, filed by the Company with the SEC on March 31, 2026 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2025); and
(e)	The description of our Common Stock contained in Exhibit 4.1 of our Current Report on Form 8-K filed with the Commission on April 4, 2023.

In addition, all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Form of Specimen Certificate Representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 filed on March 25, 2026)

4.2†	Safehold Inc. Amended and Restated 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 15, 2026)

5.1*	Opinion of Venable LLP

23.1*	Consent of Venable LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18 day of May, 2026.

SAFEHOLD INC.

By:	/s/ Brett Asnas
By: Brett Asnas
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jay Sugarman and Brett Asnas, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jay Sugarman Jay Sugarman	Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2026

/s/ Brett Asnas Brett Asnas	Chief Financial Officer (Principal Financial Officer)	May 18, 2026

/s/ Chris Uhlick Chris Uhlick	Chief Accounting Officer (Principal Accounting Officer)	May 18, 2026

/s/ Robin Josephs	Director	May 18, 2026
Robin Josephs
/s/ Jay Nydick	Director	May 18, 2026
Jay Nydick

/s/ Barry W. Ridings Barry W. Ridings	Director	May 18, 2026

/s/ Stefan Selig Stefan Selig	Director	May 18, 2026